FOURTH MODIFICATION AGREEMENT
                   TO STOCK PURCHASE AGREEMENT

  This Fourth Modification Agreement (the "Modification Agreement") is entered into as of September 30, 1999, by and between Engineered Systems and Electronics, Inc., a Missouri corporation ("Buyer"), and ESCO Electronics Corporation, a Missouri corporation ("ESCO"), and Defense Holding Corp., a Delaware corporation ("DHC") (Buyer, ESCO and DHC are sometimes hereinafter collectively referred to as the "Parties").

                            Recitals

  WHEREAS, the Parties have entered into the Stock Purchase Agreement dated August 23, 1999 ("Stock Purchase Agreement"), whereby Buyer agrees to purchase from Sellers, on the terms and conditions set forth in the Stock Purchase Agreement, one thousand (1,000) shares of the common stock, $1 par value per share, of Systems & Electronics Inc., a Delaware corporation which is a direct wholly-owned subsidiary of DHC and an indirect wholly-owned subsidiary of ESCO;

  WHEREAS, the Parties desire to amend the Stock Purchase
Agreement as provided below; and

  WHEREAS, Engineered Support Systems, Inc. has executed a joinder to the Stock Purchase Agreement as of the same date thereof, and it acknowledges and agrees to the modification of the Stock Purchase Agreement as set forth below.

  NOW, THEREFORE, the parties agree as follows:
     Attached hereto are certain revised Schedules and/or
     Exhibits to the Stock Purchase Agreement.  Each such revised
     Schedule and/or Exhibit attached hereto shall amend or replace, as specified in such revised Schedule and/or
     Exhibit, the corresponding numbered Schedule and/or Exhibit attached to the Stock Purchase Agreement.

  IN WITNESS WHEREOF, each of the Parties hereto has caused this Modification Agreement to be executed as of the date first above written.

ESCO:                            BUYER:
ESCO ELECTRONICS CORPORATION     ENGINEERED SYSTEMS AND
  Walter Stark,                  ELECTRONICS, INC.
  Senior Vice President and        Gary C. Gerhardt,
  General Counsel                  Executive Vice President and
                                   Chief Financial
                                   Officer
DHC:
DEFENSE HOLDING CORP.
  Walter Stark,
  Senior Vice President and
  Secretary


                              JOINDER


The foregoing Modification Agreement is approved by the undersigned and the undersigned hereby acknowledges and agrees this September
30, 1999 to such modification to the Stock Purchase Agreement and joins therein.

ENGINEERED SUPPORT SYSTEMS,
INC.:
  Gary C. Gerhardt,
  Executive Vice President and
  Chief
  Financial Officer